040102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20120513417-76
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 07/25/2012 2:04 PM
	Entity Number E0390892012-4

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ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Cleantech Solutions International, Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Corporate Creations Network Inc.
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address — City — Nevada — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 50,000,000- Common Stock; 30,000,000- Preferred Stock

Par value per share: $ 0.001

Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Jianhua Wu
Name
No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District — Wuxi City, Jiangsu Province, People's Republic of China — 214181
Street Address — City — State — Zip Code

2) Fu Ren Chen
Name
No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District — Wuxi City, Jiangsu Province, People's Republic of China — 214181
Street Address — City — State — Zip Code

Please see attached

5. Purpose: (optional; see instructions) The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Corporate Creations International Inc.
Name

X Jessica Morales, Special Secretary
Incorporator Signature

11380 Prosperity Farms Rd. #221-E — Palm Beach Gardens — FL — 33410
Address — City — State — Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X Kristine Roy, Special Secretary — 07/24/2012
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION
OF
CLEANTECH SOLUTIONS INTERNATIONAL, INC.

Pursuant to NRS Chapter 78

1. The name of the corporation (the "Corporation") is Cleantech Solutions International, Inc.

2. The registered agent for services of process is Corporate Creations Network Inc. The address of the registered agent is 8275 South Eastern Avenue, No. 200, Las Vegas, Nevada 89123.

3. (a) The total number of shares of capital stock which the Corporation shall have authority to issue is eighty million (80,000,000) shares, of which (i) fifty million (50,000,000) shares are designated as common stock, with a par value of $0.001 per share ("Common Stock"), and (ii) thirty million (30,000,000) shares are designated as preferred stock with a par value of $0.001 per share ("Preferred Stock").

(b) The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more series and such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time, including but not limited to:

(i) the designation of such class or series;

(ii) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends shall be cumulative or non-cumulative, and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation;

(iii) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class or series;

(v) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes or series of capital stock or other securities of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustment and other terms and conditions of such conversion or exchange;

(vi) the extent, if any, to which the holders of the shares of such class or series shall be entitled to vote, as a class or otherwise, with respect to the election of the directors or otherwise, and the number of votes to which the holder of each share of such class or series shall be entitled;

(vii) the restrictions, if any, on the issue or reissue of any additional shares or any class or series of Preferred Stock; and

(viii) the rights of the holders of the shares of such class or series upon the dissolution of, or upon the distribution of assets of, the Corporation.

(c) Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

(d) No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

(e) The terms and conditions of any rights, options and warrants approved by the board of directors may provide that any or all of such terms and conditions may not be waived or amended or may be waived or amended only

with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended or may not be waived or amended absent such consent.

4. The names of the initial directors of the Corporation are Jianhua Wu, Fu Ren Chen, Xi Liu, Bao Wen Wang and Tianziang Zhou. The address of each of the directors is No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People's Republic of China 214181.

5. The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized in Nevada.

6. The name, address and signature of the incorporator is:

Corporate Creations International Inc.
11380 Prosperity Farms Rd, #221E
Palm Beach Gardens, FL 33410

By: /s/ Jessica Morales
Corporate Creations International Inc.
Jessica Morales, Special Secretary

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

By: /s/ Jessica Morales
Corporate Creations Network Inc.
Jessica Morales, Special Secretary

8. The provisions of NRS Sections 78.378 to 78.3793, inclusive, shall be inapplicable to the Corporation.

9. The provisions of NRS Sections 78.411 to 78.444, inclusive, shall be inapplicable to the Corporation.

10. Except as otherwise provided by law, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that, (a) the director's or officer's act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

11. The Corporation shall provide indemnification to its directors and officers to the maximum extent permitted by law. The Corporation shall pay advancements of expenses in advance of the final disposition of the action, suit, or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount even if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

IN WITNESS WHEREOF, the unsigned sole incorporator has executed these Articles of Incorporation this 24th of July, 2012.

Corporate Creations International Inc.
11380 Prosperity Farms Rd, #221E
Palm Beach Gardens, FL 33410

By: /s/ Jessica Morales
Corporate Creations International Inc.
Jessica Morales, Special Secretary

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CLEANTECH SOLUTIONS INTERNATIONAL, INC.**, did on July 25, 2012, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 25, 2012.

ROSS MILLER
Secretary of State

Certified By: Sandra Kraatz
Certificate Number: C20120725-2577
You may verify this certificate
online at **http://www.nvsos.gov/**

140301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20120513416-65
	Filing Date and Time 07/25/2012 2:04 PM
	Entity Number E0390892012-4

Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 1

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ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

Cleantech Solutions International, Inc.
Name of constituent entity

Delaware
Jurisdiction

Corporation
Entity type *

and,

Cleantech Solutions International, Inc.
Name of resulting entity

Nevada
Jurisdiction

Corporation
Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

- [ ] The entire plan of conversion is attached to these articles.
- [x] The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.
- [ ] The complete executed plan of conversion for the resulting domestic limited *partnership is* on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 2

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ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:

c/o:

5. Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: Time:

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Name of *constituent* entity

X [signature] — Special Secretary — 07/24/2012

Signature — Title — Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's articles.**

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

February 27, 2013

Job Number: C20130213-2558
Reference Number: 00003814609-31
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20130082579-97	Amendment	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: G Ramos
Certificate Number: C20130213-2558
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

050401

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20130082579-97
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/30/2013 5:49 AM
	Entity Number E0390892012-4

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

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ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Cleantech Solutions International, Inc.

2. Description of the original document for which correction is being made:

Articles of Incorporation

3. Filing date of the original document for which correction is being made: July 25, 2012

4. Description of the inaccuracy or defect:

To correct the number of authorized shares to 60,000,000 shares, of which 50,000,000 are shares of common stock, par value $0.001 per share, and 10,000,000 are shares of preferred stock, par value $0.001 per share.

5. Correction of the inaccuracy or defect:

Section 3(a) of the Articles of Incorporation is amended to read as follows: The total number of shares of capital stock which the Corporation shall have the authority to issue is sixty million (60,000,000) shares, of which (i) fifty million (50,000,000) shares are designated as common stock, with a par value of $0.001 per share ("Common Stock"), and (ii) ten million (10,000,000) shares are designated as preferred stock, with a par value of $0.001 per share.

6. Signature:

X ______________________ Chief Financial Officer January 10, 2013

Authorized Signature **Title *** **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.